Exhibit 10.8

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DELPHI TECHNOLOGIES PLC LEADERSHIP INCENTIVE PLAN
The purpose of this Delphi Technologies PLC Leadership Incentive Plan (the “Plan”) is to enhance the Company’s ability to attract and retain highly qualified executives, to provide additional financial incentives to such executives and to promote the success of the Company and its subsidiaries through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code.
1.Administration of the Plan.
(a)    The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors of the Board. To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the principal stock market or exchange on which the Shares are quoted or traded; (ii) each a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) each an outside director within the meaning of Section 162(m) of the Code. The Board may designate one or more directors as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section. The Committee may issue rules and regulations for administration of the Plan.
(b)    Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the amount of any Incentive Amount; (iii) determine whether, to what extent and under what circumstances Incentive Amounts may be settled or exercised in cash, Shares, other awards, other property, net settlement or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Incentive Amounts may be settled, exercised, canceled, forfeited or suspended; (iv) determine whether, to what extent and under what circumstances cash, Shares, other awards, other property and other amounts payable with respect to an Incentive Amount under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (v) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Amount made under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Such authority shall include the right to exercise discretion to reduce, at any time prior to the payment thereof, the Incentive Amount payable to any Participant to any amount, including zero, that is below the Formula Amount; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Amount payable to any other Participant.
(c)    All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any beneficiaries thereof.
2.    Participation and Performance Goals. Not later than the Applicable Deadline with respect to a Performance Period, the Committee shall (a) designate the Eligible Executives who are Participants in the Plan for such Performance Period, and (b) affirm, in writing, the formula governing each such Participant’s Formula Amount for such Performance Period. The “Applicable Deadline” shall mean the 90th day of the Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code); provided, however, that in the event that the Committee determines that an individual is eligible for the Plan after the end of such deadline because of commencement of employment or promotion resulting in the individual’s becoming an Eligible Executive during the Performance Period, the Applicable Deadline shall mean 30 days following such determination (or, if earlier, prior to the expiration of 25% of the Performance Period to which such amount will relate).
3.    Adjustment for Extraordinary Items. The Committee shall adjust, to the extent permitted by Section 162(m) of the Code, the level of Net Income for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital

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transactions, restructuring, nonrecurring gains or losses or any other unusual items that are separately identified and quantified in the Company’s audited financial statements. In all events, any adjustments to Net Income shall be made in a manner intended to satisfy the requirements of Section 162(m) of the Code.
4.    Committee Certification. As soon as reasonably practicable after the end of each Performance Period, but in no event later than March 15 following the end of such Performance Period, the Committee shall certify, in writing, the level of Net Income achieved for such Performance Period and the dollar amount of the Formula Amount for each Participant in the Plan for such Performance Period.
5.    Determination of Incentive Amount. At any time before an Incentive Amount for a Performance Period is paid, the Committee may, in its sole discretion and taking into consideration such factors as it deems appropriate (which may include the degree to which objective and subjective performance goals and other criteria have been attained for such Performance Period), determine to pay a Participant an Incentive Amount that is less than the Formula Amount, or to pay no Incentive Amount. The amount by which any Formula Amount is reduced shall not be paid to any other Participant.
6.    Payment of Incentive Amount. An Incentive Amount shall be paid in cash, unrestricted or restricted Shares (which may be provided under a shareholder-approved equity plan of the Company, subject to the terms and conditions of such plan), or a combination of the foregoing. The payment of an Incentive Amount shall be made at such time as the Committee determines in its sole discretion, which shall in no event be later than March 15 following the Performance Period to which such Incentive Amount relates unless the Committee, in its sole discretion, provides for the deferral of an Incentive Amount under a nonqualified deferred compensation plan or program maintained by the Company, subject to the terms and conditions of such plan or program.
7.    AIP Awards. Notwithstanding any provision of the AIP, any Incentive Amount paid to any Participant pursuant to an award under the AIP shall be subject to the limits established for such Participant in this Plan. Upon the Participant’s death or termination of employment or in the event of a Change in Control (as defined in the AIP), any awards held by Participants under the AIP shall be treated in accordance with Sections 6 and 7 of the AIP.
8.    No Right to Incentive or Continued Employment.
(a)    No employee, Participant or other person shall have any claim to be granted any Incentive Amount under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Amounts under the Plan. The terms and conditions of Incentive Amounts need not be the same with respect to each recipient. Any Incentive Amount granted under the Plan shall be a one-time award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)    The grant of an Incentive Amount shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any affiliate. Further, the Company or the applicable affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any other agreement binding the parties. The receipt of any Incentive Amount under the Plan is not intended to confer any rights on the receiving Participant.

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9.    Withholding. The Company shall be authorized to withhold from any Incentive Amount granted or any payment due or transfer made under any Incentive Amount or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other awards, other property, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Incentive Amount, its exercise or settlement or any payment or transfer under such Incentive Amount or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
10.    Nontransferability. Except as may be permitted by the Committee, (a) no Incentive Amount and no right under any Incentive Amount shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will and (b) during a Participant’s lifetime, each Incentive Amount, and each right under any Incentive Amount, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit any Incentive Amount to be transferred or transferable to a third party for value or consideration without the approval of the Company’s shareholders. The provisions of this Section 10 shall not apply to any Incentive Amount that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Incentive Amount in accordance with the terms thereof.
11.    Unfunded Plan. Neither the Plan nor any Incentive Amount shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Incentive Amount, such right shall be no greater than the right of any unsecured general creditor of the Company.
12.    Repayment/Forfeiture of Incentive Amount. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment of any Incentive Amount earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement. Rights, payments and benefits under any Incentive Amount shall be subject to repayment to or recoupment (clawback) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. To the extent such Incentive Amount was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the Participant, the amount deferred (and any earnings thereon) shall be forfeited.
13.    Adoption, Amendment, Suspension and Termination of the Plan.
(a)    The Plan shall be effective December 4, 2017 and shall continue in effect until terminated as provided below.
(b)    Except to the extent prohibited by applicable law, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Incentive Amount, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any recoupment provisions on any Incentive Amounts in accordance with Section 12. Notwithstanding anything to the contrary in the Plan, the

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Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations.
(c)    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Amount in the manner and to the extent it shall deem desirable to carry the Plan into effect.
14.    Section 162(m). If any provision of this Plan would cause an Incentive Amount not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.
15.    Section 409A. With respect to Incentive Amounts subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Incentive Amount would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Incentive Amount as a result of the Participant’s termination of employment (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s termination of employment, except as permitted under Section 409A of the Code. If an Incentive Amount includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if an Incentive Amount includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Incentive Amount. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
16.    Governing Law. The Plan shall be governed by the laws of the state of New York, without application of the conflicts of law principles thereof.
17.    Definitions. As used herein, the following terms shall have the respective meanings indicated:
(a)    “AIP” shall mean the Delphi Technologies PLC Annual Incentive Plan, as amended from time to time.
(b)    “Board” shall mean the Board of Directors of the Company.
(c)    “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(d)    “Committee” shall mean the Compensation and Human Resources Committee of the Board or such other committee as may be appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Treasury Regulations.
(e)    “Company” shall mean Delphi Technologies PLC.
(f)    “Eligible Executive” shall mean the Company’s Chief Executive Officer and other executive officers of the Company who are or may be “covered employees” of the Company as defined in Section 162(m) of the Code.

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(g)    “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(h)    “Fiscal Year” or “Fiscal Quarter” shall mean a fiscal year or fiscal quarter, respectively, of the Company.
(i)    “Formula Amount” shall mean, for each Participant, 1.0% of Net Income for the applicable Performance Period. Notwithstanding the foregoing, (i) with respect to any Participant the Committee may in its sole discretion substitute within the applicable time frame described in Section 2 above a percentage smaller than 1.0% for purposes of this definition, and (ii) in no event shall the amount awarded under the Plan for any Participant on account of any Fiscal Year exceed $10,000,000.
(j)    “Incentive Amount” shall mean, for each Participant, an incentive to be paid under the Plan in the amount determined by the Committee pursuant to Sections 5 and 6 above.
(k)    “Net Income” shall mean, for any Fiscal Quarter or Fiscal Year, the Net Income reported in the Company’s quarterly or annual earnings release, as applicable. In the event that the Company’s earnings release with respect to any Fiscal Year is delayed beyond March 15 of the following year, Net Income for such Fiscal Year shall be determined in good faith by the Committee, subject to the requirements of Code Section 162(m).
(l)    “Participant” shall mean, with respect to any Performance Period, an Eligible Executive who is designated as a Participant in the Plan for such Performance Period in accordance with Section 2.
(m)    “Performance Period” shall mean a Fiscal Year or any other period designated by the Committee with respect to which an award is granted under the Plan. In the event the Committee determines that an individual is first eligible for the Plan after the first day of a Fiscal Year because of commencement of employment or promotion, the first Performance Period for such individual shall commence on the first day of the Fiscal Quarter coinciding with or following the day on which such individual first becomes eligible for the Plan.
(n)    “Shares” shall mean ordinary shares of the Company.